Exhibit 10.1

COMPROMISE SETTLEMENT AGREEMENT

This Compromise Settlement Agreement (this “Agreement”) is executed on one hand by Compass Bank (“Trustee”), in its capacity as Trustee of the San Juan Basin Royalty Trust (the “Trust”) and on the other hand by Burlington Resources Oil & Gas Company LP (“Burlington Resources”) and its general partner, BROG GP LLC (“BROG”) (Burlington Resources and BROG are jointly referred to herein as “Burlington”), effective as of January 1, 2017 (the “Effective Date”). The Trust and Burlington are sometimes referred to collectively as the “Parties” and individually as a “Party.”

I.	Burlington Releasees.

The releasees who shall benefit from the promises, covenants, representations, and warranties made by the Trust are as follows:

A.	Burlington;

B.	all agents, employees, members, managers, shareholders, directors, officers, fiduciaries, attorneys, auditors or other representatives of Burlington; and

C.	all current or former subsidiaries, parents, or affiliated entities of Burlington and all successors or assigns of Burlington, whether or not they have conducted, been requested to conduct, or had any activity or dealings associated with the Trust, including, without limitation, ConocoPhillips Company.

As used in this Agreement, “Burlington Releasees” shall be construed as broadly as possible to include all of the foregoing individuals or entities named or described in this Section.

II.	Trust Releasees.

The releasees who shall benefit from the promises, covenants, representations, and warranties made by Burlington are as follows:

A.	The Trust;

B.	The Trustee;

COMPROMISE SETTLEMENT AGREEMENT – PAGE 1

C.	all agents, employees, members, managers, shareholders, unit holders, directors, officers, fiduciaries, attorneys, auditors or other representatives of the Trust and the Trustee; and

D.	all subsidiary, parent or affiliated entities of the Trust or the Trustee and all successors or assigns of the Trust or the Trustee, whether or not they have conducted, been requested to conduct, or had any activity or dealings associated with Burlington.

As used in this Agreement, “Trust Releasees” shall be construed as broadly as possible to include all of the foregoing individuals or entities named or described in this Section.

III.	Recitals.

A. The Trustee is the successor trustee of the Trust under the Net Overriding Royalty Conveyance dated effective November 1, 1980, from Southland Royalty Company to the original trustee, The Fort Worth National Bank (the “Conveyance”).

B. On or about September 4, 1996, Bank One, Texas, N.A., which was then acting as the trustee of the Trust, entered into a Settlement Agreement with Burlington Resources Oil & Gas Company, successor to Southland Royalty Company, for purposes of resolving pending litigation and disputes related to the Conveyance (the “1996 Settlement Agreement”). The 1996 Settlement Agreement settled the then-pending disputes related to the Conveyance.

C. Burlington was a successor to Southland Royalty Company’s rights under the Conveyance; as such, it was responsible for the calculation and payment of the net overriding royalty interest (the “Royalty”) conveyed to the Trust under the Conveyance when the 1996 Settlement Agreement was entered and continuously thereafter through December 31, 2016.

D. In or around October 2004, the Trust and Burlington agreed to arbitrate several disputes related to the calculation and payment of Royalty. Following an evidentiary hearing, the arbitrator entered an Arbitration Award on or about October 11, 2005 (the “2005 Arbitration Award”).

COMPROMISE SETTLEMENT AGREEMENT – PAGE 2

E. Following the entry of the 2005 Arbitration Award, in accordance with its rights under the Conveyance and the 1996 Settlement Agreement, the Trust engaged auditors who performed yearly audits and submitted audit exceptions related to Burlington’s calculation and payment of Royalty. Disputes arose between the Trust and Burlington regarding certain of the audit exceptions and the manner in which Burlington calculated and paid the Royalty.

F. As a result of the aforementioned disputes, the Trustee filed suit on July 31, 2014, against Burlington in the 1st Judicial District Court, Santa Fe County, New Mexico, styled Compass Bank, in its Capacity as Trustee of the San Juan Basin Royalty Trust v. Burlington Resources Oil & Gas Company LP and BROG GP LLC, No. D-101-CV-2014-01765 (the “Lawsuit”).

G. The claims in the Lawsuit included disputed and/or unresolved audit exceptions filed by the Trust for the audit years January 1, 2007 through December 31, 2012.

H. As the Lawsuit progressed, and settlement negotiations ensued, the Trust also asserted audit exceptions each year from January 1, 2013 through December 31, 2016, some of which Burlington also disputed (collectively, the Trust’s audit exceptions from January 1, 2007 through December 31, 2016 are referred to as the “Audit Exceptions”).

I. In 2017, Burlington notified the Trust that the Office of Natural Resource Revenue (“ONRR”) had threatened or asserted claims against Burlington alleging that Burlington had underpaid royalties on gas production from certain federal leases based on the ONRR’s interpretation of regulatory rules. The ONRR audited several company-owned and third-party systems and plants in New Mexico and ordered Burlington and/or ConocoPhillips

COMPROMISE SETTLEMENT AGREEMENT – PAGE 3

Company to pay additional royalties for production going back to 2002, specifically including ONRR Order Nos. 07-00011.001 (Global Compression), 08-00836.003 (Manzanaras/Milagro), 08-00836.004 (Kutz/Lybrook), 08-00836.005 (San Juan Gas Plant), 08836.006 (Ignacio), 378 (Order to Report #378 (Data Mining – Federal Properties)), and 414 (Order to Report #414 (Data Mining – Indian Properties)) (the “ONRR Disputes”). Burlington disputes the ONRR’s claims,1 but contends that the Trust would be responsible under the Conveyance to contribute or reimburse Burlington for the Trust’s proportionate share of any payment of additional royalties allegedly due on production from January 2002 through December 2016 in connection with the ONRR Disputes, including any payment made in accordance with any potential future judgment, settlement or other disposition of the ONRR Disputes.

J. Burlington at all times contested, disputed and denied the Trust’s allegations and claims in the Lawsuit and the Audit Exceptions.

K. The Trust similarly contested, disputed and denied that Burlington would be entitled to recoup from the Trust a portion of any additional royalties paid on production from January 2002 through December 2016 as the result of any potential future judgment, settlement or disposition of the ONRR Disputes.

L. Effective as of January 1, 2017, Burlington sold and conveyed its San Juan Basin assets, including but not limited to all of its interests covered by the Conveyance, to Hilcorp San Juan, L.P. (“Hilcorp”). The asset sale to Hilcorp closed on or about July 31, 2017. Under the terms of the asset sale, Burlington retained liability, if any, for the ONRR Disputes arising from or involving royalty payments prior to January 1, 2017. Hilcorp acquired liability, if any, for the ONRR Disputes arising or involving royalty payments on or after January 1, 2017.

[1]	For example, in addition to regulatory contests, ConocoPhillips Company has filed Case No. 16-cv-486 MCA/SCY, styled ConocoPhillips Company v. Sarah Roffey Jewell, Secretary of the Interior, et al., in a New Mexico federal court challenging the ONRR’s San Juan Global Compression Order.

COMPROMISE SETTLEMENT AGREEMENT – PAGE 4

M. The Conveyance allows Burlington to accrue money for oil and gas property taxes, capital expenses and lease operating expenses. The Trust, through its auditors, requested that Burlington issue a gross credit in the amount of $1,000,000 based on a reversal of the amounts accrued for capital expenses. That request has been granted and the credit was issued to the Trust. A similar request related to accruals for lease operating expenses was denied, and the Trust has agreed to release and withdraw that request. With respect to oil and gas property tax accruals (which totaled at least $154,786.47 as of the July 2017 “Quarterly Pre Trust Royalty Information” report provided by Burlington), Burlington has transferred the credit to Hilcorp.

N. As a result of thorough discussions and negotiations, and in order to avoid the uncertainty, time, and expense of continued litigation, the Parties determined it is in their best interests to resolve the Lawsuit and all other claims and disputes between them through December 31, 2016, including but not limited to any and all claims and disputes related to or arising out of the Conveyance, the 1996 Settlement Agreement, the 2005 Arbitration Award, the Lawsuit, the Audit Exceptions and the ONRR Disputes, on the terms and conditions set forth in this Agreement. Furthermore, taking into consideration Burlington’s asset sale to Hilcorp, the Parties determined that it was in their respective best interests to completely sever their relationship and resolve all issues between them prior to January 1, 2017, which is the intent of this Agreement.

O. The San Juan Basin Amended and Restated Royalty Trust Indenture effective as of December 12, 2007 (the “Amended and Restated Indenture”), expressly authorizes the Trustee, among other things, to take such action as in its judgment is necessary or advisable best

COMPROMISE SETTLEMENT AGREEMENT – PAGE 5

to achieve the purposes of the Trust, including the authority to settle disputes with respect to the terms of the Conveyance, and to prosecute and settle any claims of or against the Trust and to waive or release rights of any kind upon any evidence by it deemed sufficient. After consulting with counsel and thoroughly evaluating and assessing the evidence, costs and risks associated with the Audit Disputes, the Lawsuit and the ONRR Disputes, the Trustee has determined it is in the best interests of the Trust to compromise and settle those disputes by entering into this Agreement pursuant to the authority granted it under the Amended and Restated Indenture.

IV.	Settlement Provisions.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, undertakings and releases set forth in this Agreement, which the Parties acknowledge constitute good and valuable consideration, the Parties agree as follows:

A.	Additional Consideration.

1.	Settlement Payment. No later than ten (10) business days after the dismissal of the Lawsuit as set forth below, Burlington shall pay or cause to be paid to the Trust the sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.000) (the “Settlement Payment”). The Settlement Payment shall be delivered to the Trust by wire transfer according to the following instructions:

Compass Bank

15 South 20th Street

Birmingham, AL 35233

Phone (713) 831-5878

ABA #062001186

Account #070-3040-1

FFC: A/C #1604 n/o San Juan Basin Royalty Trust

Attn: Wealth Management Group—Josh Peterson

COMPROMISE SETTLEMENT AGREEMENT – PAGE 6

2.	Dismissal of the Lawsuit. No later than three (3) business days following its receipt of a fully-executed copy of this Agreement, the Trustee will file an agreed motion to dismiss the Lawsuit with prejudice along with a proposed agreed order of dismissal with prejudice in substantially the same forms as those attached hereto as Exhibits A and B.

3.

Release of Burlington Releasees. The Trust and the Trustee completely release and forever discharge each and all of the Burlington Releasees from any and all past or present claims, rights, damages, costs, benefits, expenses, interest, attorney fees, and compensation of any nature whatsoever, whether known or unknown, whether asserted or unasserted, whether based upon tort, contract, statute, common law, or any other theory or basis of recovery, and whether for compensatory, statutory, or exemplary damages or for equitable relief, which existed or may have existed prior to January 1, 2017, or which the Trust or the Trustee held, may have held or may in the future hold arising out of or related to any acts, events or omissions occurring prior to January 1, 2017, including but not limited to any such claims, damages or causes of action in any way related to or arising out of the Conveyance, the 1996 Settlement Agreement, the 2005 Arbitration Award, the Lawsuit, the Audit Exceptions, the calculation and payment of Royalty on production prior to January 1, 2017, and the ONRR Disputes, SAVE AND EXCEPT for the obligations created or preserved by this Agreement. This is intended to be and shall be construed as a general release providing the Burlington

COMPROMISE SETTLEMENT AGREEMENT – PAGE 7

Releasees the greatest protection allowable under the law as to the released claims and, as such, is intended to apply to all claims accruing before or after January 1, 2017 relating to production prior to January 1, 2017 or Royalty on such production, regardless of whether they are known or unknown as of the Effective Date. Notwithstanding the foregoing, it is expressly understood and agreed that the Trust and Trustee are not waiving or releasing, and expressly retain the right to assert, any audit exception related to production on or after January 1, 2017, and Royalty associated with such production, including any such exception based upon the same arguments or positions previously asserted in the Audit Exceptions. All such arguments and positions are fully preserved and retained for any future audit exceptions that may be asserted for audit years beginning January 1, 2017. By way of example, but not by limitation, the Trust and Trustee are retaining all arguments and reserve the right to assert future audit exceptions relating to recurring issues at issue in the Lawsuit such as charges for salt water disposal, planners and schedulers, production optimizers, 24/7 control room operators, and HSE personnel and training. Furthermore, notwithstanding Section I. above and Section IV.J. below, there shall be no prior period adjustments (credits or debits) to Royalty or other payments due to or from the Trust related to production, expenses, costs, assessments or claims made by others that relate to production prior to January 1, 2017, or anything that occurred, whether known or not, prior to January 1, 2017.

COMPROMISE SETTLEMENT AGREEMENT – PAGE 8

4.

Release of Trust Releasees. Burlington, for itself and its subsidiary, parent, or affiliated entities (including but not limited to ConocoPhillips) completely releases and forever discharges each and all of the Trust Releasees from any and all past or present claims, rights, damages, costs, benefits, expenses, interest, attorney fees, and compensation of any nature whatsoever, whether known or unknown, whether asserted or unasserted, whether based upon tort, contract, statute, common law, or any other theory or basis of recovery, and whether for compensatory, statutory, or exemplary damages or for equitable relief, which existed or may have existed prior to January 1, 2017, or which Burlington held, may have held or may in the future hold arising out of or related to any acts, events or omissions occurring prior to January 1, 2017, including but not limited to any such claims, damages or causes of action in any way related to or arising out of the Conveyance, the 1996 Settlement Agreement, the 2005 Arbitration Award, the Lawsuit, the Audit Exceptions, the calculation and payment of Royalty on production prior to January 1, 2017, and the ONRR Disputes, SAVE AND EXCEPT for the obligations created or preserved by this Agreement. This is intended to be and shall be construed as a general release providing the Trust Releasees the greatest protection allowable under the law as to the released claims and, as such, is intended to apply to all claims accruing before or after January 1, 2017 relating to production prior to January 1, 2017 or Royalty on such production, regardless of whether they are known or unknown as of the

COMPROMISE SETTLEMENT AGREEMENT – PAGE 9

Effective Date. It is expressly understood and agreed that (a) this release is intended to and does hereby release the Trust from any future liability to contribute to the payment of any settlement, judgment, order or other resolution of the ONRR Disputes for time periods prior to January 1, 2017, and (b) Burlington and its successors or assigns (expressly excluding Hilcorp), if any, are assuming any and all liability to pay the Trust’s proportionate share of any eventual resolution by settlement, judgment or otherwise of the ONRR Disputes related to royalty payments or production prior to January 1, 2017.

5.	Limited Indemnity for the ONRR Disputes. Burlington agrees to INDEMNIFY AND DEFEND the Trust Releasees from and against any and all claims, demands, obligations or causes of action made by Hilcorp, any successor or assign of Burlington or Hilcorp, or anyone claiming by, through or under Burlington or ConocoPhillips Company, related to the pre-January 1, 2017, ONRR Disputes released herein, together with any costs, expenses or attorney fees incurred as a result.

6.	Representations and Warranties by Burlington. Burlington represents and warrants that it has retained all rights and obligations to the ONNR Disputes related to production that occurred prior to January 1, 2017, such that Burlington’s successors and assigns cannot seek reimbursement or offset from the Trust for payments related to the ONNR Disputes. Burlington further represents and warrants that all monies it has accrued for oil and gas property taxes at any time prior to the Effective Date of this Agreement have been transferred to Hilcorp.

COMPROMISE SETTLEMENT AGREEMENT – PAGE 10

7.	No Modification of Prior Agreements. Nothing in this Agreement is intended to or does in any way alter, modify or amend the Conveyance, 1996 Settlement Agreement or the precedential effect, if any, of the 2005 Arbitration Award.

B. Warranty on Capacity. Each Party represents and warrants that the individual signing this Agreement on its behalf has the full legal capacity and authority to make the promises, covenants, representations, and warranties contained herein. The Parties further represent and warrant that they have not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, obligations, or causes of action released in this Agreement.

C. Severability. Should a court of competent jurisdiction hold that any provision of this Agreement is unenforceable, the remaining provisions shall remain enforceable. The Parties shall renegotiate in good faith the failed provision so as to effectuate the purpose of and to conform to the law regarding such provision.

D. Controlling Law. This Agreement shall be construed, interpreted, and enforced in accordance with New Mexico law without reference to choice-of-law rules.

E. Integration. This Agreement is fully integrated, represents the entire understanding of the Parties, and supersedes all prior oral, written and/or electronic discussions, negotiations, and agreements concerning the subject matter of this Agreement. There are no other agreements, representations, promises, or negotiations that have not been expressly embodied herein with respect to the subject matter hereof. The recitals of this Agreement are material and contractual.

COMPROMISE SETTLEMENT AGREEMENT – PAGE 11

F. Amendment. This Agreement may be amended or modified only by a writing executed by each Party to be charged with the amendment.

G. No Admissions. This Agreement is entered into for the purpose of buying peace and settling disputed claims. By entering into this Agreement, no Party acknowledges liability. All such liability is expressly denied.

H. Legal Advice. Each Party acknowledges and represents that it received independent legal advice and has not relied upon any representation of any other Party or any other Party’s agents, employees, representatives, or counsel on any subject contained in this Agreement or otherwise, other than as expressly set forth in this Agreement.

I. Captions. The section titles appearing in this Agreement are for convenience only and shall not by themselves determine the construction of this Agreement.

J. No Third Party Beneficiaries. This Agreement only affects matters/disputes between the Parties, and is in no way intended by the Parties to benefit or otherwise affect any third person or entity.

K. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature to this Agreement delivered by facsimile or e-mail shall be deemed original for all purposes.

L. Drafting. This Agreement was drafted by the Parties and their counsel and shall not be construed against any Party or group of Parties as the drafter.

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M. Terms in Context. Terms stated in the masculine, feminine, or neuter gender shall include the others, and singular and plural terms shall include the other, as the context requires in order to effectuate the full purposes of this Agreement.

N. Notice. Any notice to a Party sent under this Agreement shall be deemed delivered to that Party if sent to that Party’s address as identified below (unless that Party or any assignee of that Party provides written notice of another address) by e-mail and one or both of the following means: certified mail, return receipt requested; or courier-receipted hand delivery.

If to the Trust:

Compass Bank, Trustee for the San Juan Basin Royalty Trust

2200 Post Oak Blvd., Floor 18

Houston, Texas 77056

ATTN: Josh Peterson, Senior Trust Officer

Email: josh.peterson@bbva.com

and

Timothy D. Howell

Email: thowell@mph-law.com

Moses, Palmer & Howell, L.L.P.

309 W. 7th Street, Suite 815

Fort Worth, Texas 76102

If to Burlington:

Burlington Resources Oil & Gas Company LP

935 N. Eldridge Pkwy

Houston, TX 77079

ATTN: General Counsel’s Office

Email: Reagan.kott@conocophillips.com

and

Michael Campbell

Campbell Trial Law LLC

150 E. Barcelona

Santa Fe, New Mexico 87505

Email: mcampbell@campbelltriallaw.com

COMPROMISE SETTLEMENT AGREEMENT – PAGE 13

EACH PARTY REPRESENTS THAT IT HAS CAREFULLY READ THIS AGREEMENT; THAT THIS AGREEMENT HAS BEEN FULLY EXPLAINED TO IT BY COUNSEL OF ITS CHOICE; THAT IT FULLY UNDERSTANDS THE FINAL AND BINDING EFFECT OF THIS AGREEMENT; THAT THE ONLY PROMISES MADE TO IT TO SIGN THIS AGREEMENT ARE THOSE STATED ABOVE; AND THAT IT IS SIGNING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR INFLUENCE BY AN OPPOSING PARTY OR AN OPPOSING PARTY’S ATTORNEY.

EXECUTED on the date(s) written below to be effective as of the Effective Date.

COMPASS BANK, in its capacity as Trustee for the San Juan Basin Royalty Trust

By:	/s/ Joshua R. Peterson
Name:	Joshua R. Peterson
Title:	Vice President
Date:	September 13, 2017

BURLINGTON RESOURCES OIL & GAS COMPANY LP by BROG, GP LLC, its general partner

By:	/s/ J.E. Carlton
Name:	J.E. Carlton
Title:	Vice President
Date:	September 11, 2017

COMPROMISE SETTLEMENT AGREEMENT – PAGE 14

EXHIBIT A

STATE OF NEW MEXICO

COUNTY OF SANTA FE

1ST JUDICIAL DISTRICT COURT

COMPASS BANK, in its capacity as

Trustee of the San Juan Basin Royalty Trust,

Plaintiff,

No. D-101-CV-2014-01765

v.

BURLINGTON RESOURCES

OIL & GAS COMPANY LP and

BROG GP LLC,

Defendants.

AGREED MOTION TO DISMISS WITH PREJUDICE

Plaintiff Compass Bank, in its capacity as Trustee of the San Juan Basin Royalty Trust (“Plaintiff”) and defendants Burlington Resources Oil & Gas Company LP and BROG GP LLC (“Defendants”) hereby move to dismiss this lawsuit with prejudice, and in support show the Court as follows:

Plaintiff and Defendants represent that all matters of fact and things in controversy between them in this lawsuit have been fully and finally resolved. Plaintiff further represents to the Court that it no longer wishes to prosecute its claims against Defendants. Accordingly, the parties request the Court to enter an order of dismissal with prejudice in this matter, with taxable costs to be paid by the party incurring the same.

WHEREFORE, PREMISES CONSIDERED, Plaintiff and Defendants request the Court to enter an order dismissing this cause, and any claims that could have been asserted herein, with prejudice.

AGREED MOTION TO DISMISS WITH PREJUDICE—PAGE 1

Respectfully submitted,

/s/ Timothy D. Howell
Shayne D. Moses, admitted pro hac vice
Texas State Bar No. 14578980
Timothy D. Howell, admitted pro hac vice
Texas State Bar No. 24002315
MOSES, PALMER & HOWELL, L.L.P.
309 W. 7th Street, Suite 815
Fort Worth, Texas 76102
(817) 255-9100
smoses@mph-law.com
thowell@mph-law.com

and

John B. Pound
JOHN B. POUND LLC
505 Don Gaspar
Santa Fe, NM 87505
(505) 983-8060
jbpsfnm@gmail.com

Attorneys for Plaintiff

and

CAMPBELL TRIAL LAW LLC

/s/ Michael Campbell
Michael Campbell
110 N. Guadalupe, Suite 6
Santa Fe, NM 87505
mcampbell@campbelltriallaw.com
(505) 819-1698

and

Kristina Martinez
COBERLY & MARTINEZ, LLLP
1322 Paseo de Peralta
Santa Fe, NM 87501
kristina@coberlymartinez.com
(505) 989-1029

Attorneys for Defendants

AGREED MOTION TO DISMISS WITH PREJUDICE—PAGE 2

CERTIFICATE OF SERVICE

This is to certify that on the              day of August, 2017, a true and correct copy of the foregoing document has been sent by email to the following counsel of record for Defendants:

Michael Campbell

CAMPBELL TRIAL LAW, LLC

110 N. Guadalupe, Suite 6

Santa Fe, New Mexico 87505

mcampbell@campbelltriallaw.com

Kristina Martinez

COBERLY & MARTINEZ LLP

1322 Paseo de Peralta

Santa Fe, New Mexico 87501

kristina@coberlymartinez.com

/s/ Timothy D. Howell
Timothy D. Howell

AGREED MOTION TO DISMISS WITH PREJUDICE—PAGE 3

EXHIBIT B

STATE OF NEW MEXICO

COUNTY OF SANTA FE

1ST JUDICIAL DISTRICT COURT

COMPASS BANK, in its capacity as

Trustee of the San Juan Basin Royalty Trust,

Plaintiff,

No. D-101-CV-2014-01765

v.

BURLINGTON RESOURCES

OIL & GAS COMPANY LP and

BROG GP LLC,

Defendants.

AGREED ORDER OF DISMISSAL WITH PREJUDICE

On this day came on to be heard the Agreed Motion to Dismiss With Prejudice of plaintiff Compass Bank, in its capacity as Trustee of the San Juan Basin Royalty Trust (“Plaintiff”) and defendants Burlington Resources Oil & Gas Company LP and BROG GP LLC (“Defendants”). Plaintiff and Defendants announced that their differences have been resolved and requested that this cause of action be dismissed with prejudice to the re-filing of same. The Court finds that all matters in dispute herein between Plaintiff and Defendants have been fully and finally resolved, and thus finds that the motion to dismiss should be granted in all respects.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that this cause be and the same is hereby DISMISSED WITH PREJUDICE.

IT IS FURTHER ORDERED that all taxable costs are to be paid by the party incurring same.

SIGNED this              day of                                                              , 2017.

Honorable Sarah Singleton
Presiding Judge (Pro Tem)

AGREED ORDER OF DISMISSAL WITH PREJUDICE—PAGE 1

AGREED AS TO FORM:

/s/ Timothy D. Howell
Shayne D. Moses, admitted pro hac vice
Texas State Bar No. 14578980
Timothy D. Howell, admitted pro hac vice
Texas State Bar No. 24002315
Moses, Palmer & Howell, L.L.P.
309 W. 7th Street, Suite 815
Fort Worth, Texas 76102
(817) 255-9100
smoses@mph-law.com
thowell@mph-law.com

and

John B. Pound
John B. Pound LLC
505 Don Gaspar
Santa Fe, NM 87505
(505) 983-8060
jbpsfnm@gmail.com

Attorneys for Plaintiff

and

Campbell Trial Law LLC

/s/ Michael Campbell
Michael Campbell
110 N. Guadalupe, Suite 6
Santa Fe, NM 87505
mcampbell@campbelltriallaw.com
(505) 819-1698

and

Kristina Martinez
COBERLY & MARTINEZ, LLLP
1322 Paseo de Peralta
Santa Fe, NM 87501
kristina@coberlymartinez.com
(505) 989-1029

Attorneys for Defendants

AGREED ORDER OF DISMISSAL WITH PREJUDICE—PAGE 2

PARTIES ENTITLED TO NOTICE

JOHN B. POUND

505 Don Gaspar

Santa Fe, New Mexico 87505

(505) 983-8060

Fax: (505) 986-1028

jbpsfnm@gmail.com

and

Shayne D. Moses, Esq.

Timothy D. Howell, Esq.

MOSES, PALMER & HOWELL, L.L.P.

309 W. 7th Street, Suite 815

Fort Worth, TX 76102

(817) 255-9100

Fax: (817) 255-9199

smoses@mph-law.com

thowell@mph-law.com

ATTORNEYS FOR PLAINTIFF,

COMPASS BANK, IN ITS CAPACITY AS TRUSTEE

OF THE SAN JUAN BASIN ROYALTY TRUST

Michael Campbell

CAMPBELL TRIAL LAW, LLC

110 N. Guadalupe, Suite 6

Santa Fe, New Mexico 87505

mcampbell@campbelltriallaw.com

and

Kristina Martinez

COBERLY & MARTINEZ, LLLP

1322 Paseo de Peralta

Santa Fe, NM 87501

kristina@coberlymartinez.com

ATTORNEYS FOR DEFENDANTS,

BURLINGTON RESOURCES OIL & GAS and

BROG GP LLC

AGREED ORDER OF DISMISSAL WITH PREJUDICE—PAGE 3